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                                                                    EXHIBIT 10.3

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                               550 SOUTH WISCONSIN
                             GAYLORD, MICHIGAN 49734

                                 October 1, 2001


Wayne County Employees' Retirement System
400 Monroe Street, Suite 320
Detroit, MI  48226

         RE: LETTER AGREEMENT ("LETTER AGREEMENT") REGARDING PAYMENT OF ARREARAGES AS PROVIDED BELOW ("ARREARAGES")

Gentlemen:

          This Letter Agreement is being written to set forth the agreements of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation ("Big Buck") to pay the Arrearages for the benefit of Wayne County Employees' Retirement System ("WCERS"). The agreements of Big Buck are as follows:

          1. Big Buck acknowledges and agrees that the Arrearages (which are in addition to all other amounts due under the loan documents as described on Exhibit A attached hereto ("Loan Documents")) is $135,298.26 as of September 21, 2001. Big Buck further acknowledges and agrees that the Arrearages are due and owing by Big Buck without offset, defense or claim.

          2. Big Buck will cause the Arrearages to be paid one-sixth (1/6th) of such amount on each of October 15 2001, November 15, 2001, December 15, 2001, January 15, 2002, February 15, 2002, March 15, 2002 (with the balance paid in full on March 15, 2002) together with payment of all other amounts as they become due under the Loan Documents.

          3. Commencing with the October 2001 debt service payments and continuing through the March 2002 debt service payments, Big Buck will make escrow payments in the amount of $21,778.00 to the servicer of WCERS for real estate taxes as to the Gaylord store and Auburn Hills store, and thereafter in amounts as are deemed necessary by the servicer for WCERS.

          4. Big Buck acknowledges and agrees that the Loan Documents are in full force and effect and fully enforceable against Big Buck and the Guarantors (as defined below) without offset, defense or claim.

          5. Big Buck and the Guarantors hereby waive, release and discharge WCERS and its trustees, employees, agents, successors and assigns from any and all claims, suits, causes of action, torts, liabilities, damages, costs and expenses that Big Buck and the Guarantors have or may have, as of the date hereof, arising from or connected in any way with respect to the Loan Documents, the administration of the Loan Documents and/or their business relationship.

          6. This Letter Agreement is governed by and construed under the laws of the State of Michigan. This Letter Agreement does not waive or cure any defaults under the Loan Documents until the Arrearages are paid in full so long as no other default occurs under the Loan Documents. WCERS shall forbear from taking any action under the Loan Documents so long as the terms of this Letter Agreement are fully complied with and there are no new defaults under the Loan Documents. Except as amended hereby, the Loan Documents are reinstated and republished in their entirety and remain in full force and effect. This letter Agreement may

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be executed in counterpart and by facsimile signatures. This
Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

          If the terms of this Letter Agreement meet with your approval, please indicate by signing below.

                                Very truly yours,

                                BIG BUCK BREWERY & STEAKHOUSE, INC.

                                By: /s/ William F. Rolinski
                                    -------------------------------------------
                                    Its: President
                                        ---------------------------------------

Agreed to and accepted by:

As Lender:

Wayne County Employees' Retirement System

By: /s/ Ronald Yee
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         Its: Director
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As Guarantors:

/s/ William F. Rolinski
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William F. Rolinski

/s/ Blair Murphy
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Blair Murphy

/s/ Casimer Zaremba
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Casimer Zaremba